Exhibit (s)
Calculation of Filing Fees Tables

Form N-2
(Form Type)

Great Elm Capital Corp.
(Exact Name of Registration as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock	457(o)	$7,517,387.50	-	$7,517,387.50	0.0000927	$696.86	(1)
Fees Previously Paid	Equity	Common Stock	457(o)	$50,000,000.00	-	$50,000,000.00	0.0000927	$4,635.00
		Total OfferingAmount				$57,517,387.50		$5,331.86
		Total Fees Previously Paid						$4,635.00
		Total Fee Offsets						-
			Net Fee Due					$696.86

(1)
The registrant previously paid $4,635 in connection with the registrant's registration statement on Form N-2 (File No. 333-263282) as filed with the Securities and Exchange Commission on April 19, 2022. The registrant paid the remaining $696.86 in connection with the filing hereof.